UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 26, 2023
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00830	27-3008946
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

(800) 976−8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

[  ] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 28, 2023, Firsthand Technology Value Fund, Inc. (the “Fund”) received a letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) indicating that, based on the Fund’s market value of publicly held shares for the prior 31 consecutive business days, the Fund no longer met the requirement to maintain a minimum market value of publicly held shares of $5,000,000, as set forth in Nasdaq Listing Rule 5450(b)(1)(C).

After considering various alternatives, the Fund determined it would be futile to attempt to satisfy the listing requirements for Nasdaq. The Fund’s common stock stopped trading before Nasdaq’s opening on October 26, 2023.

Beginning on October 26, 2023, the Fund’s common stock was quoted for trading through the OTCQB over-the-counter market offered by the OTC Markets Group Inc.

There can be no assurance that the Fund can continue to comply with the more limited requirements for OTCQB, or that any brokers will be willing to effect trades for the Fund’s common stock through OTCQB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

October 27, 2023

	By:	/s/ KEVIN LANDIS

Kevin Landis
President